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                                                                     Exhibit 5.1



                                  May 26, 2006



Board of Directors
VeraSun Energy Corporation
100 22nd Avenue
Brookings, South Dakota 57006

        We have acted as counsel to VeraSun Energy Corporation, a South Dakota corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933 relating to (i) 11,000,000 shares of common stock of the Company to be offered by the Company (the "Company Shares"), (ii) 8,837,500 shares of common stock of the Company to be offered by selling shareholders of the Company (the "Selling Shareholder Shares"), 2,587,500 of which shares are subject to an overallotment option granted by the selling shareholders to the underwriters and 1,180,000 shares of which will be issued to a selling shareholder upon the exercise of warrants (the "Warrant Shares").

        We have reviewed the corporate action of the Company in connection with this matter and have examined the documents, corporate records and other instruments we deemed necessary for the purpose of this opinion.

        Based on the foregoing, it is our opinion that:

        (1) The Company Shares are duly authorized shares of common stock of the Company and, when issued and sold in the manner described in the Registration Statement and in accordance with resolutions adopted by the Board of Directors of the Company and by the Pricing Committee of the Board of Directors of the Company, and when payment therefor shall have been received by the Company, will be legally issued, fully paid and nonassessable;

        (2) The Warrant Shares, when issued and sold upon exercise of the Warrant and in accordance with the terms of the Warrant, and when payment therefore shall have been received by the Company, will be legally issued, fully paid and nonassessable; and

        (3) The Selling Shareholder Shares, other than the Warrant Shares, have been legally issued and are fully paid and nonassessable.

        In rendering our opinion, we rely with respect to matters of South Dakota law upon an opinion of Cadwell Sanford Deibert & Garry LLP.


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        We consent to the use of our name in the Registration Statement and in the Prospectus filed as a part thereof and to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Stoel Rives LLP

                                            STOEL RIVES LLP